                                                                    Exhibit 4.17

      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU

DATE RECEIVED                                         (FOR BUREAU USE ONLY)
JUN 28, 1995

                                                              FILED

                                                           JUN 28 1995

NAME                                                       Administrator
Mark A. Densmore                                 MICHIGAN DEPARTMENT OF COMMERCE
                                                 Corporation & Securities Bureau
ADDRESS
500 Woodward Avenue - Suite 4000                 EFFECTIVE DATE: _______________

  CITY    STATE    ZIP CODE
Detroit     MI    48226-3406

Document will be returned to the name and address you enter above.

                                                                         307-308

                            ARTICLES OF INCORPORATION
                     For use by Domestic Profit Corporations
           (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is: MDAS Acquisition Co.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares:

1.   Common Shares      60,000

     Preferred Shares      -0-

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE IV

1.   The address of the registered office is:

     500 Woodward Avenue - Suite 4000   Detroit,   Michigan 48226-3406
     (STREET ADDRESS)                    (CITY)             (ZIP CODE)

2.   The mailing address of the registered office if different than above:

     ________________________________   _______,   Michigan __________
     (P.O. BOX)                          (CITY)             (ZIP CODE)

3.   The name of the resident agent at the registered office is: Mark A.
     Densmore

ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

NAME               RESIDENCE OR BUSINESS ADDRESS
----               -----------------------------
Mark A. Densmore   500 Woodward Ave. - Suite 4000, Detroit, MI 48226

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------

ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII (OPTIONAL. DELETE IT NOT APPLICABLE)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

ARTICLE VIII

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(l) of the Michigan Business Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Michigan Business Corporation Act is amended after the date of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

I (We), the incorporator(s) sign my (our) name(s) this 20th day of June, 1995.


/s/ Mark A. Densmore
-------------------------------------   ----------------------------------------


-------------------------------------   ----------------------------------------


-------------------------------------   ----------------------------------------


-------------------------------------   ----------------------------------------


-------------------------------------   ----------------------------------------

GOLD SEAL APPEARS ONLY ON ORIGINAL

       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

DATE RECEIVED                                         (FOR BUREAU USE ONLY)
OCT 02 1995
                                                              FILED

                                                           OCT 02 1995
NAME
Mark A. Densmore, Esq.                                    Administrator
                                                 MICHIGAN DEPARTMENT OF COMMERCE
ADDRESS                                          Corporation & Securities Bureau
500 Woodward Avenue, Suite 4000
                                                 EFFECTIVE DATE: _______________
  CITY    STATE   ZIP CODE
Detroit     MI      48226

DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.

                                CERTIFICATE OF MERGER
              FOR USE BY PARENT AND SUBSIDIARY PROFIT CORPORATIONS (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:

1. a. The name of each constituent corporation and its identification number is:

      MDAS Acquisition Co.                                               307-308

      Murray's Discount Auto Stores, Inc.                                031-529

b.    The name of the surviving corporation and its identification number is:

      MDAS Acquisition Co.                                               307-308

c.    For each subsidiary corporation, state:

                         Number of outstanding     Number of shares owned by the
  Name of corporation     shares in each class   parent corporation in each class
----------------------   ---------------------   --------------------------------
Murray's Discount Auto   75,000 Common Shares
Stores, Inc.             $10.00 par value                     75,000

----------------------   ---------------------   --------------------------------

----------------------   ---------------------   --------------------------------

----------------------   ---------------------   --------------------------------

----------------------   ---------------------   --------------------------------

GOLD SEAL APPEARS ONLY ON ORIGINAL

d. The manner and basis of converting the shares of each constituent corporation is as follows:

     See Attached

e. The amendments to the Articles of Incorporation of the surviving corporation to be effected by the merger are as follows:

     Article I of the Articles of Incorporation is hereby amended to read as follows: "The name of the corporation is 'Murray's Discount Auto Stores, Inc.'"

f.   Other provisions with respect to the merger are as follows:

GOLD SEAL APPEARS ONLY ON ORIGINAL

2.   (Complete for any foreign corporation only)

     This merger is permitted by the laws of the State of ___________________, the jurisdiction under which _______________________________________ is
                                       (name of foreign corporation)
     formed and the plan of merger was adopted and approved by such corporation pursuant to and in accordance with the laws of that jurisdiction.

4.   (Delete if not applicable)

     The consent to the merger by the shareholders of the parent corporation was obtained. (Such consent is necessary if its Articles of incorporation require shareholder approval of the merger, the plan of merger amends its Articles of Incorporation, or a subsidiary is to be the surviving corporation.)

5. (Complete only if an effective date is desired other than the date of filing)

     The merger shall be effective on the ___ day of ____________, 19__________.

Signed this 2nd day of October, 1995

                                        MDAS Acquisition Co.
                                        (Name of parent corporation)


                                        By /s/ Mark J. Schwartz
                                           -------------------------------------
                                           (Only signature of President,
                                           Vice-President, Chairperson, or
                                           Vice-Chairperson)

                                         Mark J. Schwartz - President
                                        (Type or Print Name and Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                 PLAN OF MERGER

     PLAN OF MERGER dated as of the 2nd day of October, 1995 of Murray's Discount Auto Stores, Inc., a Michigan corporation ("Subsidiary") with and into MDAS Acquisition Co., a Michigan corporation ("Parent"). Subsidiary and Parent are hereinafter sometimes called the "Constituent Corporations" and Parent is hereinafter sometimes called the "Surviving Corporation".

     Parent is a corporation duly organized and existing under the laws of the State of Michigan, having an authorized capital stock consisting of 60,000 shares of Common Stock, without par value (the "Parent Common Stock"). As of the date hereof, 1,000 shares of Parent Common Stock were issued and outstanding.

     Subsidiary is a corporation duly organized and existing under the laws of the State of Michigan having an authorized capital stock consisting of 150,000 shares of Common Stock, $10.00 par value (the "Subsidiary Common Stock"). As of the date hereof, 75,000 shares of Subsidiary Common Stock were issued and outstanding.

     Parent owns all of the outstanding shares of Subsidiary Common Stock.

     The directors of Parent deem it advisable for the welfare and best interests of the Constituent Corporations and for the best interests of the respective shareholders of the Constituent Corporations that Subsidiary be merged with and into Parent on the terms and conditions hereinafter set forth in accordance with the provisions of Section 711 of the Michigan Business Corporation Act (the "Michigan Act") which permit such merger (the "Merger").

                                    ARTICLE I

                                   The Merger

     Section 1.1 Merger of Subsidiary into Parent. At the Effective Time of the Merger (as defined in Section l.2 hereof), Subsidiary shall be merged with and into Parent. As a result of the Merger, the separate corporate existence of Subsidiary shall cease, and Parent shall continue as the Surviving Corporation, and shall continue to be governed by the laws of the State of Michigan.

     Section 1.2 Effective Time of the Merger. The Merger shall become effective upon the filing of a Certificate of Merger with the Department of Commerce, Corporation and Securities Bureau, Corporate Division of the State of Michigan in accordance with the Michigan Act. The date and time of such effectiveness are referred to herein as the "Effective Time of the Merger."

GOLD SEAL APPEARS ONLY ON ORIGINAL

     Section 1.3 Effects of the Merger. At the Effective Time of the Merger:

          (i) the separate existence of Subsidiary shall cease and Subsidiary shall be merged with and into Parent, which shall be the Surviving Corporation;

          (ii) the Articles of Incorporation of Parent as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until they shall thereafter be amended in accordance with their terms and as provided by law; provided, however, that, at the Effective time, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is 'Murray's Discount Auto Stores, Inc.'";

          (iii) the By-Laws of Parent as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect and be the By-Laws of the Surviving Corporation until they shall thereafter be amended in accordance with their terms and as provided by law;

          (iv) the directors of Parent in office at the Effective Time of the Merger shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the By-Laws of the Surviving Corporation and the Michigan Act, until his or her successor shall be elected and shall duly qualify;

          (v) the officers of Parent in office at the Effective Time of the Merger shall be the officers of the Surviving Corporation, each of such officers to hold office, subject to the applicable provisions of the By-Laws of the Surviving Corporation and the Michigan Act, at the pleasure of the Board of Directors and until his or her successor is appointed or elected and shall duly qualify;

          (vi) the Surviving Corporation shall possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal, and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and

          (vii) the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if such Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                   ARTICLE II

                        Effect of Merger on Common Stock
                        of the Constituent Corporations

     Section 2.1 Subsidiary Common Stock. At the Effective Time of the Merger each share of Subsidiary Common Stock, all of which shares are owned by Parent, shall be cancelled and no consideration shall be issuable with respect thereto.

     Section 2.2 Parent Common Stock. At the Effective Time of the Merger each share of Parent Common Stock which is issued and outstanding immediately prior to the Effective Time of the Merger shall continue to be outstanding without any change therein.

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                   ARTICLE III

                                     General

     Section 3.1 Termination. This Plan of Merger and the transactions contemplated hereby may be terminated at any time by the Board of Directors of Parent before the Effective Time of the Merger.

     Section 3.2 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Michigan.


MDAS ACQUISITION CO.                    MURRAY'S DISCOUNT
                                        AUTO STORES, INC.


By: /s/ Mark J. Schwartz                By: /s/ Scott R Isdaner
    ---------------------------------       ------------------------------------
    Mark J. Schwartz                        Scott R Isdaner
Its: President                          Its: C.E.O.

GOLD SEAL APPEARS ONLY ON ORIGINAL

       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                              (FOR BUREAU USE ONLY)
Sep 06 1996

                 AJUSTED TO AGREE                                       FILED
               WITH BUREAU RECORDS                                  Sep - 6 1996

                                                      ADMINISTRATOR
                                         MI DEPARTMENT OF CONSUMER & INDUSTRY
                                         SERVICES CORPORATION, SECURITIES & LAND
                                                    DEVELOPMENT BUREAU

                                    EFFECTIVE DATE: ____________________________

Name Jeanette H. Russow
     Honigman Miller Schwartz and Cohn

Address 2290 First National Building

  City    State   Zip Code
Detroit     MI      48226

Document will be returned to the name and address you enter above

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT For use by Domestic and Foreign Corporations and Limited Liability Companies
           (Please read information and instructions on reverse side)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1. The name of the corporation or limited liability company is: Murray's Discount Auto Stores, Inc.

     ___________________________________________________________________________

2.   The identification number assigned by the Bureau is: 307 - 308

3.   a. The name of the resident agent on file with the Bureau is: Michael Klein

     b. The location of its registered office is:

        808 Haggerty Rd.   Belleville, Michigan      48111
        (Steet Address)      (City)               (Zip Code)

     c. The mailing address of the above registered office on file with the Bureau is:

        ________________________________________________, Michigan _____________
                  (P.O. Box)           (City)                      (Zip Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.   a. The name of the resident agent is: Samuel T. Stahl

     b. The address of the registered office is:

        2290 First National Building, Detroit, Michigan 48226
              (Street Address)         (City)           (Zip Code)

     c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

        ________________________________________________, Michigan _____________
                  (P.O. Box)           (City)                      (Zip Code)

5.   The above changes were authorised by resolution duly adopted by: 1. ALL
     CORPORATIONS: its board of directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the coporation: 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent as changed, are identical.


Date Signed: June 19, 1996      Signed by: /s/ Thomas R. Schuck
                                           -------------------------------------
                                                      (Signature)

                                Thomas R. Schuck, Vice President/ Administration
                                   (Type or Print Name) (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL